UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 18, 2003

(Date of the earliest event reported)

DSI Toys, Inc.

(Exact Name of Registrant as Specified in its Charter)

Texas	0-22545	74-1673513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

10110 W. Sam Houston Parkway, S., Suite 150 Houston, Texas 77099
(Address of Principal Executive Offices and Zip Code)

(713) 365-9900
(Registrants telephone number, including area code)

ITEM 5.                                                     Other Events and Required FD Disclosure

On March 21, 2003, the Board of Directors of DSI Toys, Inc. (the “Company”) announced that the Company had received a Nasdaq Staff Determination letter indicating that (i) the Company was not in compliance with the US$1.00 minimum bid price per share requirement for continued listing as set forth in Marketplace Rule 4310(c)(4), and (ii) due to non-payment of the first installment of its 2003 Nasdaq SmallCap Market annual fees, the Company was not in compliance with Marketplace Rule 4310(c). Consequently, the Company’s securities will be delisted from the Nasdaq SmallCap Market at the opening of business on March 27, 2003. The Company will not appeal the determination.

The Company’s common stock will be immediately eligible for quotation on the over-the-counter Bulletin Board (OTCBB) electronic quotation system, effective with the open of business on March 27, 2003, under the ticker symbol “DSIT.”

A copy of the press release is attached as an exhibit to this report and is incorporated herein by reference.

ITEM 7.                                                     Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                  Exhibits.

99.1                           Press release dated March 21, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, this 21st day of March 2003.

Dated: March 21, 2003	DSI TOYS, INC.

	By:	/s/ Robert L. Weisgarber
Robert L. Weisgarber
CHIEF FINANCIAL OFFICER

	By:	/s/ Joseph S. Whitaker
Joseph S. Whitaker
CHIEF EXECUTIVE OFFICER

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated March 21, 2003.